Exhibit 99.1

        Willis Group Reports Strong Third Quarter 2006 Results

   Eleven Percent Reported Revenue Growth and Eight Percent Organic
           Growth in Commissions and Fees Drives Performance

        Commences Buyback; Declares Regular Quarterly Dividend

    NEW YORK--(BUSINESS WIRE)--Oct. 25, 2006--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reported results for the quarter and nine months ended September 30, 2006.

    Commenting on today's results, Joe Plumeri, Chairman and Chief Executive Officer, said, "We are extremely proud of our quarterly results and our performance through the first nine months of 2006. We remain committed to delivering profitable growth which we demonstrated again this quarter, with our strong organic growth in commissions and fees of 8 percent coupled with our continued margin expansion."

    Third Quarter 2006 Financial Results

    Reported net income for the quarter ended September 30, 2006 was USD 89 million, or USD 0.56 per diluted share, compared with net income of USD 45 million, or USD 0.28 per diluted share, a year ago. The results for the quarter ended September 30, 2006 were significantly affected by the gain on the sale of the Company's London headquarters and spending on Shaping our Future initiatives.

    Excluding those items, which are reviewed in detail in this release, adjusted net income was USD 57 million or USD 0.36 per diluted share compared with reported (and adjusted) net income of USD 45 million, or USD 0.28 per diluted share, for the same period last year.

    Total reported revenues for the quarter ended September 30, 2006 were USD 543 million, compared with USD 487 million for the same period last year, an increase of 11 percent. The effect of foreign currency translation increased reported revenues by 2 percent and net acquisitions by 1 percent.

    Organic growth in commissions and fees, which excludes market remuneration, was 8 percent in the third quarter 2006. Each business unit contributed to overall organic growth in commissions and fees in the quarter with Global at 9 percent, North America at 7 percent and International at 9 percent.

    Reported operating margin was 17.9 percent for the quarter ended September 30, 2006. Excluding the gain on the sale of the Company's London headquarters and Shaping our Future initiative expenses, adjusted operating margin was 15.1 percent for the third quarter of 2006 compared with 13.6 percent for the same period last year.

    The reduction of market remuneration, as well as changes to the quarterly phasing of incentive compensation in 2006, negatively impacted the year-over-year comparison of adjusted operating margin by approximately 1.5 percentage points in the third quarter 2006 compared to the third quarter 2005. Excluding these items, adjusted operating margin improved by approximately 3 percentage points.

    Salaries and benefits expense as reported was USD 383 million or
70.5 percent of total revenues in the third quarter 2006; excluding Shaping our Future initiative expenses, they were USD 340 million or
62.6 percent of total revenues. This compares favorably with USD 319 million or 65.5 percent of total revenues in the third quarter 2005.

    Other operating expenses as reported were USD 138 million or 25.4 percent of total revenues in the third quarter of 2006; excluding Shaping our Future initiative expenses, they were USD 106 million or
19.5 percent of total revenues. This compares with USD 89 million or
18.3 percent of revenues in the third quarter 2005.

    Foreign currency translation had a negative USD 0.01 per diluted share impact on third quarter 2006 net income compared with the third quarter 2005.

    The Company provided for an effective tax rate of 31.5 percent through the first half of 2006 on income excluding non-operating items; however, the full year's effective tax rate in 2006 is now estimated to be 30.5 percent, excluding the tax effects of the gain on sale of the Company's London headquarters, net loss on disposals, the amortization of intangibles and share-based compensation. The impact of the lower effective tax rate contributed USD 0.02 per diluted share to earnings in the quarter and nine months ended September 30, 2006.

    Nine Months 2006 Financial Results

    Net income for the nine months ended September 30, 2006 was USD 301 million, or USD 1.89 per diluted share, compared with a reported net income of USD 226 million, or USD 1.38 per diluted share, a year ago. The results for the nine months ended September 30, 2006 were significantly affected by the gain on the sale of the Company's London headquarters and spending on Shaping our Future initiatives, and, for the nine months ended September 30, 2005, by regulatory settlements and related expenses, severance costs and other provisions.

    Excluding those items, which are reviewed in detail in this release, adjusted net income was USD 269 million, or USD 1.69 per diluted share, compared with adjusted net income of USD 254 million, or USD 1.55 per diluted share, for the same period last year. Foreign currency translation had a negative USD 0.04 per diluted share impact on net income for the nine months ended September, 2006 compared with the same period 2005.

    Total reported revenues for the nine months ended September 30, 2006 were USD 1,807 million compared with USD 1,705 million for the same period last year, an increase of 6 percent. The effect of foreign currency translation decreased reported revenues by 1 percent and net acquisitions of operations had no effect on reported revenues. Organic growth in commissions and fees, which excludes market remuneration, was 8 percent for the nine months ended September 30, 2006.

    Reported operating margin was 23.2 percent for the nine months ended September 30, 2006. Excluding the gain on the sale of the Company's London headquarters and Shaping our Future initiative expenses, adjusted operating margin was 22.4 percent for the first nine months of 2006. This compares with a reported operating margin of
20.6 percent and an adjusted operating margin of 22.4 percent for the same period last year.

    The reduction of market remuneration, as well as changes to the quarterly phasing of incentive compensation in 2006, negatively impacted the year-over-year comparison of adjusted operating margin by approximately 1.5 percentage points in the first nine months of 2006 compared to the same period in 2005. Excluding these items, adjusted operating margin improved by approximately 1.5 percentage points.

    Sale of London Headquarters

    In September 2006, the Company completed the sale of its current London headquarters at Ten Trinity Square. The building has been leased back until the Company occupies its new London headquarters on Lime Street which is expected to be in early 2008. Gross proceeds of the sale were USD 191 million, of which 25 percent was received in cash upon completion of the transaction with the balance due in November 2006. The total pre-tax gain was USD 121 million: USD 99 million (USD 91 million or USD 0.57 per diluted share after tax) was recognized in the third quarter 2006 and the remainder will be recognized over the life of the lease.

    Shaping our Future Initiative Expenses

    The Company incurred expenses totaling USD 84 million (USD 59 million or USD 0.37 per diluted share after tax) in the third quarter 2006 in connection with the launch of Shaping our Future initiatives for profitable growth.


NOTE: All figures are in USD unless otherwise stated.
Schedule of Shaping our Future Expenses by Initiative
-----------------------------------------------------------
                                                             Pre-tax
                                                            (millions)
                                                            ----------
Initiative
International efficiency review                                    25
Data center consolidation and Willis Client Service
 Platform                                                          10
Real estate rationalization                                         9
Reinsurance initiative                                              9
Remodeling London platform                                          7
Small commercial account initiative (United Kingdom)                6
Other, including business closure costs                            18
                                                            ----------
                                                                   84
                                                            ==========


    The Company estimates that it may incur an additional USD 5 to USD 10 million in Shaping our Future-related expenses in the fourth quarter of 2006.

    It is anticipated that these expenses will generate annualized pre-tax benefits of approximately USD 50 million by the end of 2008, rising to USD 60 million by the end of 2009. Net of incremental operating expenses related to the new headquarters in London and New York (One World Financial Center), the net annualized benefits are estimated to be USD 40 million pre tax by the end of 2009. The Company expects these benefits to significantly contribute to its five-year financial targets.

    Capital Management

    The Company commenced a buy back under its existing authorization in the third quarter 2006, and through September 30 purchased 0.9 million shares for USD 32 million.

    Separately, the Board of Directors declared a regular quarterly cash dividend on the Company's common stock of USD 0.235 per share, an annual rate of USD 0.94 per share. The dividend is payable on January 15, 2007 to shareholders of record on December 31, 2006.

    During the nine months ended September 30, 2006, the Company completed 6 acquisitions with annual revenues of approximately USD 20 million. In addition, the Company purchased a further 5 percent of Gras Savoye & Cie, increasing its ownership to 38 percent. Cash and cash equivalents totaled USD 154 million. There was approximately USD 17 million of immediately available net cash at September 30, 2006.

    At September 30, 2006, total debt was USD 635 million and total stockholders' equity was approximately USD 1.5 billion. The capitalization ratio (total debt to total debt and stockholders' equity) was 30 percent at September 30, 2006.

    Outlook

    For the full year 2006, the Company anticipates continued growth in organic commissions and fees. The Company still expects salaries and benefits expense as a percentage of total revenues to be less than 59 percent and continues to expect modest adjusted operating margin expansion.

    The Company expects to deliver breakout financial performance in the next five years. Specifically, by the full year 2010, the Company has set financial targets of salaries and benefits expense as a percentage of total revenues to be below 54 percent, adjusted operating margin of 28 percent or better and industry leading organic revenue growth.

    "We are pleased with our performance and will maintain our steadfast discipline as we continue to implement and execute the Shaping our Future initiatives," Mr. Plumeri concluded. "We are confident that these initiatives will have a positive long-term impact on our Company."

    Conference Call and Web Cast

    A conference call to discuss third quarter 2006 results will be held October 26, 2006 at 8:00 a.m. Eastern Time. To participate in the live teleconference, please dial (888) 889-6348 (Domestic) +1 (210) 234-0002 (International) with a passcode of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Time, and ending November 9, 2006 at 11:00 PM Eastern Time, by calling (800) 234-3897 (domestic) or +1
(402) 220-9689 (international) with no passcode, or by accessing the website.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of approximately 15,400 associates serves clients in some 190 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's condensed consolidated statements of operations for the three and nine months ended September 30, 2006.


        NOTE: All figures are in USD unless otherwise stated.



                    WILLIS GROUP HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                             (unaudited)

                                     Three months      Nine months
                                         ended             ended
                                     September 30,     September 30,
                                    ---------------- -----------------
                                                2005              2005
                                                 As                As
                                            adjusted          adjusted
                                     2006   (Note 2)   2006   (Note 2)
                                    ------ --------- ------- ---------
Revenues
Commissions and fees                  519       469   1,743     1,650
Investment income                      24        18      64        55
                                    ------ --------- ------- ---------
  Total Revenues                      543       487   1,807     1,705
                                    ------ --------- ------- ---------
Expenses
Salaries and benefits (after
 charging share-based compensation
 7, 4, 15 and 13)                     383       319   1,082     1,028
Other operating expenses              138        89     351       312
Regulatory settlements                  -         -       -        51
Depreciation expense and
 amortization of intangible assets     17        13      46        40
Gain on disposal of London
 headquarters                         (99)        -     (99)        -
Net loss/(gain) on disposal of
 operations                             7         -       7       (78)
                                    ------ --------- ------- ---------
  Total Expenses                      446       421   1,387     1,353
                                    ------ --------- ------- ---------
Operating Income                       97        66     420       352
Interest expense, net                   9         9      27        21
                                    ------ --------- ------- ---------
Income before Income Taxes, Equity
 in Net Income of Associates and
 Minority Interest                     88        57     393       331
Income taxes                            3        16     101       115
                                    ------ --------- ------- ---------
Income before Equity in Net Income
 of Associates and Minority
 Interest                              85        41     292       216
Equity in net income of associates,
 net of tax                             6         5      20        17
Minority interest, net of tax          (2)       (1)    (11)       (7)
                                    ------ --------- ------- ---------
Net Income                             89        45     301       226
                                    ====== ========= ======= =========

Earnings per Share
 - Basic                             0.57      0.28    1.92      1.40
 - Diluted                           0.56      0.28    1.89      1.38
                                    ====== ========= ======= =========

Average Number of Shares
 Outstanding
 - Basic                              157       160     157       162
 - Diluted                            159       162     159       164
                                    ====== ========= ======= =========




                 WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION
                  (in millions) (unaudited)


    1. Definitions of Non-GAAP Financial Measures

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation, acquisitions and disposals and market remuneration from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Company at the end of the period.

    Adjusted operating income and adjusted net income

    Our results have been significantly impacted by the gain on disposal of our London headquarters, severance costs, net gains/losses on disposal of operations, 2006 expenditure on strategic initiatives, 2005 charges for regulatory settlements and related expenses, and other provisions in 2005. We believe that excluding these items from operating income and net income as applicable, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.

    2. Accounting and reporting changes

    We made a number of changes to our accounting and reporting in first quarter 2006. In particular:

    Revenue analysis

    Following a change to our internal reporting structure, North America Global Markets and International Global Markets revenues, which were previously reported within our Global division, are now reported in the North America and International divisions, respectively. In addition, we refined our method of allocating revenues between the Global and North America divisions. We have adjusted our 2005 revenue analysis to be consistent with the new internal reporting structure.

    FAS 123R, Share-Based Payment

    Effective January 1, 2006, we adopted FAS 123R using the modified-retrospective transition method. Our 2005 comparative data has therefore been adjusted to recognize the compensation cost previously reported in the footnote disclosure to our financial statements.

    The retrospective application of FAS 123R has also impacted the diluted share count in prior periods as proceeds under the treasury stock method have been adjusted with a consequent impact on diluted share count. Proceeds were adjusted to include the future potential tax consequences that will arise when the options are exercised and the average unrecognized compensation cost outstanding during the period.

    Pensions: market-related value

    FAS 87, Employers' Accounting for Pensions, requires the expected return on plan assets to be determined based on the expected long-term rate of return on plan assets and the market-related value of plan assets. The market-related value of plan assets may either be a fair value or a calculated value that recognizes changes in a systematic and rational manner over not more than five years.

    Up to December 31, 2005, the market-related value of our UK pension plan assets was determined using a calculated value that recognized asset gains or losses over five years. With effect from January 1, 2006, the market-related value of UK pension plan assets has been determined on a fair value basis. We believe that fair value is a preferable measure of determining the market-related value of plan assets as it more fairly reflects the actual value of pension plan assets as of the balance sheet date. In addition, it brings the methodology used for calculating the market-related value of our UK plan assets into line with the fair value methodology already used to value our US plan assets.

    We have adjusted our 2005 comparative data to reflect the change in method of determining the market-related value of plan assets.

    Pensions: return on assets

    After reviewing the long-term rate of return on our UK plan assets, effective January 1, 2006, we increased the expected long-term rate to 7.75 percent from 7.25 percent.

    3. Revenue analysis

    Organic revenue growth

    Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation, acquisitions and disposals and market remuneration. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the three months ended September 30, 2006:


               Three months ended
                 September 30,
             ----------------------
                                  %
              2006  2005(1) Change
             ------ ------- -------
Global         224     200      12%
North
America        185     173       7%
International  110      96      15%
             ------ ------- -------
Commissions
and fees       519     469      11%

Investment
Income          24      18      33%
             ------ ------- -------

Total
revenues       543     487      11%
             ====== ======= =======


                         Change attributable to
             -----------------------------------------------
               Foreign    Acquisitions              Organic
               currency       and         Market     revenue
              translation   disposals  remuneration  growth
             ------------ ------------ ------------ --------
Global                 5%           0%         (2)%       9%
North
America                0%           0%           0%       7%
International          3%           3%           0%       9%
             ------------ ------------ ------------ --------
Commissions
and fees               3%           1%         (1)%       8%

Investment
Income                 0%           1%           0%      32%
             ------------ ------------ ------------ --------

Total
revenues               2%           1%         (1)%       9%
             ============ ============ ============ ========


 (1)As described in Note 2, our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.


    The following table reconciles the percentage change in reported revenues to organic revenue growth by business unit for the nine months ended September 30, 2006:


                Nine months ended
                  September 30,
             ------------------------
                                   %
               2006  2005(1) Change
             ------- ------- -------
Global          787     764       3%
North
America         561     515       9%
International   395     371       6%
             ------- ------- -------
Commissions
and fees      1,743   1,650       6%

Investment
Income           64      55      16%
             ------- ------- -------

Total
revenues      1,807   1,705       6%
             ======= ======= =======


                          Change attributable to
              ----------------------------------------------
               Foreign    Acquisitions              Organic
               currency       and         Market     revenue
              translation   disposals  remuneration  growth
             ------------ ------------ ------------ --------
Global               (1)%         (1)%         (3)%       8%
North
America                0%           0%           0%       9%
International        (4)%           3%           0%       7%
             ------------ ------------ ------------ --------
Commissions
and fees             (1)%           0%         (1)%       8%

Investment
Income               (5)%           0%           0%      21%
             ------------ ------------ ------------ --------

Total
revenues             (1)%           0%         (1)%       8%
             ============ ============ ============ ========


  (1)As described in Note 2, our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.


    4. Shaping our Future Initiative Expenses

    The following table provides an analysis by expense category of third quarter 2006 expenditure on Shaping our Future initiatives:


                                                           Pre-tax
                                                          ----------
Salaries and benefits, including severance
costs of 25 million                                              43
Other operating expenses                                         32
Amortization of intangible assets                                 2
Net loss on disposals of operations                               7
                                                          ----------
                                                                 84
                                                          ==========


    5. Adjusted operating income

    Adjusted operating income is defined as operating income excluding the gain on disposal of our London headquarters, severance costs, net gain/loss on disposal of operations, other 2006 expenditure on strategic initiatives, 2005 charges for regulatory settlements and related expenses, and other provisions in 2005. Operating income is the most directly comparable GAAP measure, and the following tables reconcile adjusted operating income to operating income for the three months and nine months ended September 30, 2006 and 2005:



                                     Three months ended September 30,
                                    ----------------------------------
                                                         2005
                                                  As adjusted      %
                                          2006       (Note 2)  Change
                                    ----------- ------------- --------
Operating Income, GAAP basis                97            66       47%
Excluding:
  Gain on disposal of London
   headquarters (a)                        (99)            -
  Severance costs (b)                       25             -
  Net loss on disposal of operations         7             -
  Other strategic initiative
   expenditure (c)                          52             -

                                    ----------- -------------
Adjusted Operating Income                   82            66       24%
                                    =========== =============
Operating Margin, GAAP basis, or
 Operating Income as
a percentage of Total Revenues            17.9%         13.6%
                                    =========== =============
Adjusted Operating Margin, GAAP
 basis, or Adjusted
Operating Income as a percentage of
 Total Revenues                           15.1%         13.6%
                                    =========== =============



                                    Nine months ended September 30,
                                 -------------------------------------
                                                     2005
                                              As adjusted          %
                                        2006     (Note 2)      Change
                                 ------------ ----------- ------------
Operating Income, GAAP basis             420         352           19%
Excluding:
  Gain on disposal of London
   headquarters (a)                      (99)          -
  Severance costs (b)                     25          28
  Net loss/(gain) on disposal of
   operations (d)                          7         (78)
  Other strategic initiative
   expenditure (c)                        52           -
  Regulatory settlements (e)               -          51
  Costs related to regulatory
   settlements (e)                         -           9
  Other provision (f)                      -          20

                                 ------------ -----------
Adjusted Operating Income                405         382            6%
                                 ============ ===========
Operating Margin, GAAP basis, or
 Operating Income as
a percentage of Total Revenues          23.2%       20.6%
                                 ============ ===========
Adjusted Operating Margin, GAAP
 basis, or Adjusted
Operating Income as a percentage
 of Total Revenues                      22.4%       22.4%
                                 ============ ===========


    a) We completed the sale of our London headquarters building, Ten Trinity Square, in the third quarter 2006.

    b) 2006 severance costs relate to approximately 400 positions identified or eliminated in the third quarter 2006 as part of our Shaping our Future strategic initiatives. 2005 severance costs relate to the headcount reduction program announced in first quarter 2005 which eliminated approximately 500 positions. Severance costs also arise in the normal course of business and these charges amounted to USD 1 million in the third quarter 2006 (USD 2 million in 2005) and USD 5 million for the nine months ended September 30, 2006 (USD 2 million in 2005).

    c) In addition to severance costs and a net loss on disposal of operations, we incurred significant additional expenditure in 2006 to launch our strategic initiatives, including professional fees, lease termination costs and vacant space provisions.

    d) The 2005 net gain on disposal of operations was primarily attributable to a USD 79 million gain arising on the sale of the Company's US wholesale unit Stewart Smith on April 14, 2005.

    e) Comprises USD 51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and USD 9 million of related legal and administrative expenses.

    f) Based on the quarterly review of legal proceedings at March 31, 2005, the Company increased its provision for claims by an additional USD 20 million.

    6. Adjusted net income

    Adjusted net income is defined as net income excluding the gain on disposal of our London headquarters, severance costs, net gain/loss on disposal of operations, other 2006 expenditure on strategic initiatives, 2005 charges for regulatory settlements and related expenses, and other provisions in 2005. Net income is the most directly comparable GAAP measure, and the following tables reconcile adjusted net income to net income for the three months and nine months ended September 30, 2006 and 2005:


                                                 Per diluted share
                        Three months ended       Three months ended
                          September 30,            September 30,
                     ------------------------ ------------------------
                               2005                     2005
                                As                       As
                             Adjusted    %            adjusted    %
                       2006  (Note 2) Change    2006  (Note 2) Change
                     ------- -------- ------- ------- -------- -------
Net income, GAAP
 basis                   89       45      98%   0.56     0.28     100%

Excluding:
  Gain on disposal of
   London
   headquarters, net
   of tax ((8)) (a)     (91)       -           (0.57)       -
  Severance costs,
   net of tax (8) (b)    17        -            0.11        -
  Net loss on
   disposal of
   operations, net of
   tax (2) (d)            5        -            0.03        -
  Other strategic
   initiative
   expenditure, net
   of tax (15) (c)       37        -            0.23        -

                     ------- --------         ------- --------
Adjusted net income      57       45      27%   0.36     0.28      29%
                     ======= ========         ======= ========
Diluted shares
 outstanding, GAAP
 basis                  159      162
                     ======= ========



                                                 Per diluted share
                        Nine months ended        Nine months ended
                          September 30,            September 30,
                    ------------------------- ------------------------
                               2005                     2005
                                As                       As
                             Adjusted    %            adjusted    %
                       2006  (Note 2) Change    2006  (Note 2) Change
                    -------- -------- ------- ------- -------- -------
Net income, GAAP
 basis                  301      226      33%   1.89     1.38      37%

Excluding:
  Gain on disposal
   of London
   headquarters, net
   of tax ((8)) (a)     (91)       -           (0.57)       -
  Severance costs,
   net of tax (8, 9)
   (b)                   17       19            0.11     0.12
  Net loss/(gain) on
   disposal of
   operations, net
   of tax (2, (37))
   (d)                    5      (41)           0.03    (0.25)
  Other strategic
   initiative
   expenditure, net
   of tax (15) (c)       37        -            0.23        -
  Regulatory
   settlements, net
   of tax (20) (e)        -       31               -     0.19
  Costs related to
   regulatory
   settlements, net
   of tax (4) (e)         -        5               -     0.03
  Other provision,
   net of tax (6)
   (f)                    -       14               -     0.08

                    -------- --------         ------- --------
Adjusted net income     269      254       6%   1.69     1.55       9%
                    -------- --------         ------- --------
Diluted shares
 outstanding, GAAP
 basis                  159      164
                    ======== ========


    a) We completed the sale of our London headquarters building, Ten Trinity Square, in the third quarter 2006.

    b) 2006 severance costs relate to approximately 400 positions identified or eliminated in the third quarter 2006 as part of our Shaping our Future strategic initiatives. 2005 severance costs relate to the headcount reduction program announced in first quarter 2005 which eliminated approximately 500 positions. Severance costs also arise in the normal course of business and these charges amounted to USD 1 million in the third quarter, 2006 (USD 2 million in 2005) and USD 5 million for the nine months ended September 30, 2006 (USD 2 million in 2005).

    c) In addition to severance costs and a net loss on disposal of operations, we incurred significant additional expenditure in 2006 to launch our strategic expenditure, including professional fees, lease termination costs and vacant space provisions.

    d) The 2005 net gain on disposal of operations was primarily attributable to a USD 42 million gain net of tax arising on the sale of the Company's US wholesale unit Stewart Smith on April 14, 2005.

    e) Comprises USD 31 million net of tax to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and USD 5 million net of tax of related legal and administrative expenses.

    f) Based on the quarterly review of legal proceedings at March 31, 2005, the Company increased its provision for claims by an additional USD 14 million net of tax.



     WILLIS GROUP HOLDINGS LIMITED, NON-GAAP FINANCIAL SUPPLEMENT
           (in millions, except per share data) (unaudited)


                                                 2005
                                   ----------------------------------
                                     Q1     Q2     Q3     Q4     FY
                                   ------ ------ ------ ------ ------
Revenues (1)
   Global                            326    238    200    197    961
   North America                     162    180    173    207    722
   International                     163    112     96    140    511
                                   ------ ------ ------ ------ ------
Commissions and fees                 651    530    469    544  2,194
Investment income                     18     19     18     18     73
                                   ------ ------ ------ ------ ------
   Total Revenues                    669    549    487    562  2,267
                                   ------ ------ ------ ------ ------
Expenses
   Salaries and benefits as
    previously reported/computed     386    309    313    348  1,356
   Adoption of FAS 123R (2)            4      5      4      5     18
   Pensions: market-related value
    methodology (2)                    3      2      2      3     10
                                   ------ ------ ------ ------ ------
Salaries and benefits as
 adjusted/reported                   393    316    319    356  1,384
Other operating expenses             125     98     89     93    405
Regulatory settlements                51      -      -      -     51
Depreciation expense and
 amortization of intangible assets    13     14     13     14     54
Gain on disposal of London
 headquarters                          -      -      -      -      -
Net (gain)/loss on disposal of
 operations                            -    (78)     -      -    (78)
                                   ------ ------ ------ ------ ------
   Total Expenses                    582    350    421    463  1,816
                                   ------ ------ ------ ------ ------
Operating Income                      87    199     66     99    451
Operating Income margin             13.0%  36.2%  13.6%  17.6%  19.9%
Interest expense, net                  6      6      9      9     30
                                   ------ ------ ------ ------ ------
Income before Income Taxes, Equity
 in Net Income of Associates and
 Minority Interest                    81    193     57     90    421
   Income taxes as previously
    reported/computed                 26     77     18     31    152
   Adoption of FAS 123R               (1)    (2)    (1)    (2)    (6)
   Pensions: market-related value
    methodology                       (1)     -     (1)    (1)    (3)
                                   ------ ------ ------ ------ ------
Income taxes as adjusted/reported     24     75     16     28    143
                                   ------ ------ ------ ------ ------
                                                                 133
Income before Equity in Net Income
 of Associates and Minority
 Interest                             57    118     41     62    278
Equity in net income of associates,
 net of tax                           14     (2)     5     (3)    14
Minority interest, net of tax         (4)    (2)    (1)    (4)   (11)
                                   ------ ------ ------ ------ ------
Net Income                            67    114     45     55    281
                                   ====== ====== ====== ====== ======
Earnings per Share
- Diluted (3)                       0.41   0.70   0.28   0.35   1.72
                                   ====== ====== ====== ====== ======
Average Number of Shares
 Outstanding
 - Basic                             163    163    160    157    161
   Diluted as previously reported    168    166    163    160    164
   Adoption of FAS 123R (3)           (3)    (2)    (1)    (1)    (1)
                                   ------ ------ ------ ------ ------
- Diluted as adjusted/ reported      165    164    162    159    163
                                   ====== ====== ====== ====== ======



                                                      2006
                                           ---------------------------
                                             Q1     Q2     Q3   Q3 YTD
                                           ------ ------ ------ ------
Revenues (1)
   Global                                    308    255    224    787
   North America                             181    195    185    561
   International                             163    122    110    395
                                           ------ ------ ------ ------
Commissions and fees                         652    572    519  1,743
Investment income                             19     21     24     64
                                           ------ ------ ------ ------
   Total Revenues                            671    593    543  1,807
                                           ------ ------ ------ ------
Expenses
   Salaries and benefits as previously
    reported/computed                        351    352    382  1,085
   Adoption of FAS 123R (2)                    3      5      7     15
   Pensions: market-related value
    methodology (2)                           (6)    (6)    (6)   (18)
                                           ------ ------ ------ ------
Salaries and benefits as adjusted/reported   348    351    383  1,082
Other operating expenses                     105    108    138    351
Regulatory settlements                         -      -      -      -
Depreciation expense and amortization of
 intangible assets                            14     15     17     46
Gain on disposal of London headquarters        -      -    (99)   (99)
Net (gain)/loss on disposal of operations      -      -      7      7
                                           ------ ------ ------ ------
   Total Expenses                            467    474    446  1,387
                                           ------ ------ ------ ------
Operating Income                             204    119     97    420
Operating Income margin                     30.4%  20.1%  17.9%  23.2%
Interest expense, net                          9      9      9     27
                                           ------ ------ ------ ------
Income before Income Taxes, Equity in Net
 Income of Associates and Minority Interest  195    110     88    393
   Income taxes as previously
    reported/computed                         61     36      3    100
   Adoption of FAS 123R                       (1)    (2)    (2)    (5)
   Pensions: market-related value
    methodology                                2      2      2      6
                                           ------ ------ ------ ------
Income taxes as adjusted/reported             62     36      3    101
                                           ------ ------ ------ ------
                                                             2
Income before Equity in Net Income of
 Associates and Minority Interest            133     74     85    292
Equity in net income of associates, net of
 tax                                          14      -      6     20
Minority interest, net of tax                 (7)    (2)    (2)   (11)
                                           ------ ------ ------ ------
Net Income                                   140     72     89    301
                                           ====== ====== ====== ======
Earnings per Share
- Diluted (3)                               0.88   0.45   0.56   1.89
                                           ====== ====== ====== ======
Average Number of Shares Outstanding
 - Basic                                     157    157    157    157
   Diluted as previously reported            159    159    159    159
   Adoption of FAS 123R (3)                    -      -      -      -
                                           ------ ------ ------ ------
- Diluted as adjusted/ reported              159    159    159    159
                                           ====== ====== ====== ======


(1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.
(2) Details of the accounting and reporting changes are described in
 Note 2.
(3) The impact on diluted share count from the retrospective application of FAS 123R is described in Note 2.



    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, +1 212-837-0880
             kerry.calaiaro@willis.com
             or
             Media:
             Dan Prince, +1 212-837-0806
             daniel.prince@willis.com